UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/21/07

Amedisys, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24260

Delaware	11-3131700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5959 S. Sherwood Forest Blvd.

Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2007, John F. Giblin resigned as the Registrant’s Chief Financial Officer, effective February 21, 2007. As a result of his resignation, Mr. Giblin’s employment contract will terminate effective March 2, 2007, and he will forfeit 13,334 shares of unvested restricted stock of the Registrant. He will receive no severance payments.

On February 21, 2007, Dale E. Redman, age 59, was appointed the Registrant’s interim Chief Financial Officer and will function as the Registrant’s principal financial and accounting officer. As such, Donald Loverich, Jr. will no longer function as the Registrant’s principal accounting officer.

From September 1999 to date, Mr. Redman served as Managing Director at Windward Capital Consulting, LLC, where he assisted businesses with capital structure issues and provided management consulting services in support of such companies’ growth strategies. Prior to April 1999, he was employed by United Companies Financial Corporation (the “United Companies”), which was a publicly-traded home mortgage and home equity lender based in Baton Rouge, Louisiana. For the last ten years of his 19-year tenure at the United Companies, he served as the company’s Executive Vice President and Chief Financial Officer. Mr. Redman is also an Adjunct Instructor in Finance at Louisiana State University, from where he received a Masters of Sciences in Accounting.

Under the terms of Mr. Redman’s employment, he will be the Registrant’s interim Chief Financial Officer for a base salary of $300,000 per year. He will also be eligible for an annual bonus of up to 50% of his base salary and will receive 10,000 shares of restricted stock (unvested shares) that would vest in one-third increments on each of the third, fourth and fifth anniversaries of the effective date of his employment. Thereafter, he will be awarded 5,000 shares of restricted stock (unvested shares) on each of the second, third and fourth anniversaries, respectively, of the date of his employment. These shares will also vest, on the third, fourth and fifth anniversaries, respectively, of the date that they were granted. All shares of restricted stock awarded would be subject to adjustment in the event of a stock split. The vesting dates of Mr. Redman’s restricted stock would accelerate if he were terminated without Cause (as such term is defined in his written employment agreement) or without Cause following a Change in Control (as such term is defined in his written employment agreement) of the Registrant. The terms of Mr. Redman’s employment also provide that if he were to be terminated without Cause or upon a Change in Control following the first six months of his employment, he would receive severance compensation equal to his current monthly salary times the number of full months that he had been employed by the Company, up to a maximum of twelve months, provided that at such time he would enter into a severance agreement containing confidentiality and non-competition covenants.

A copy of Mr. Redman’s employment agreement, the terms of which were approved by the Compensation Committee of the Registrant’s Board of Directors, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Shell Company Transactions

Not applicable

(d) Exhibits

10.1	Employment Agreement dated February 21, 2007 by and between Amedisys, Inc. and Dale E. Redman

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: February 21, 2007	By:	/s/ Larry R. Graham
Larry R. Graham
Chief Operating Officer and President

Exhibit Index

Exhibit No.	Description

EX-10.1	Employment Agreement dated February 21, 2007 by and between Amedisys, Inc. and Dale E. Redman